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Exhibit 99.2

8480 East Orchard Road, Suite 6600
Greenwood Village, Colorado 80111 USA

RESELLER AGREEMENT

Effective Date: March 20, 2005.

        This Reseller Agreement (this "Agreement") is entered into between HyperSpace Communications, Inc. ("HCI") and the authorized reseller identified below ("Business Partner"), effective as of the date set forth above (the "Effective Date").

PART I

BUSINESS PARTNER:	Legal Name: Address: City/State/Zip: Phone Number: Facsimile: State of Organization: Official Notices Sent To:	MPC Computers, LLC 906 East Karcher Road Nampa, ID 83687 (208) 893-3434 (208) 893-7215
SOFTWARE	X	HyperWeb
(check all applicable):	X	HyperWeb SSL
	X	HyperWeb ISAPI
	X	HyperTunnel
	X	Evaluation Versions
	X	Maintenance
SUPPORT LEVEL:		Standard Premium
DELIVERY METHOD:		Gold Disk Download
DESIGNATED CONTACT:		HCI	Business Partner
	Name:	Trisha Lee
	Address:	8480 East Orchard Road, Suite 6600
	City/State/Zip:	Greenwood Village, Colorado 80111
	Phone Number:	(303) 566-6520
	Facsimile:	(303) 566-6514
	Email:	Trisha.Lee@ehyperspace.com

The entire Reseller Agreement consists of the following:

Part I: Business Partner Information, Territory, and Pricing

Part II: Reseller Terms

Part III: General Terms—

        Exhibit A—Sale Confirmation Form

IN WITNESS WHEREOF, the parties acknowledge that they have read, understood and have executed this Reseller Agreement, including Parts I, II, III and the Exhibits, and agree to be bound by its terms.

HYPERSPACE:		BUSINESS PARTNER
HyperSpace Communications, Inc.		[ MPC Computers, LLC ]
By:	/s/ MARK ENDRY	By:	/s/ ROBB WARWICK
Name:	Mark Endry	Name:	Robb Warwick
Title:	CEO	Title:	CFO
Official Notice should be sent to:		Official Notice should be sent to:
HyperSpace Communications, Inc. 8480 East Orchard Road, Suite 6600 Greenwood Village, Colorado 80111 Attn: Legal Department Phone: (303) 566-6500 Fax: (303) 566-6514		MPC Computers, LLC 906 E. Karcher Rd. Nampa, ID 83687 Attn: General Counsel Phone: (208) 893-3434 Fax: (208) 893-7218

TERRITORY AND PRICING

Schedule A. Territory:

        Geography:    United States, Canada and Mexico

        End User Type (SIC or other designation, if any):    a) Individuals or entities who will receive and license the Software as End Users concurrent with the purchase of a desktop, notebook or server; and b) pre-existing hardware customers of Business Partner who will license the Software as End Users on a stand-alone basis.

Schedule B. Business Partner Pricing Schedule:

Software:

        For the first $750,000 of MSRP of Software sublicensed by Business Partner to End Users (defined in Part II, Section 1), Business Partner shall pay HCI zero percent (0%) of such Software MSRP.

        Thereafter, for each sublicense by Business Partner of the Software to an End User under this Agreement, Business Partner shall pay HCI seventy-five percent (75%) of HCI's Software MSRP for such Software.

Maintenance Services:

        Business Partner shall pay HCI one hundred percent (100%) of HCI's Maintenance Services MSRP for each sublicense to an End User.

---

        "MSRP" means the suggested retail price of the Software and Maintenance Services established from time to time at the sole discretion of HCI and communicated to Business Partner as specified in the Agreement.

Schedule C. Maintenance Services:

        Business Partner will provide the following levels of Maintenance Services, as they are defined in this Agreement:

        All levels of Maintenance Services will be provided by HCI and the obligations in Sections 4.2 and 7.2 of the Agreement shall not apply to Business Partner: ☒

        Level 1 Only ☐

        Levels 1 and 2 ☐

Part II—RESELLER TERMS

1.     LICENSE GRANT.

        Subject to the terms contained herein, HCI grants to Business Partner, and Business Partner accepts, a nonexclusive, limited license within the Territory to: (a) promote, market and distribute the computer programs and any related Documentation (collectively referred to as the"Software") specified in Part I of this Agreement and provide Maintenance Services (defined in Section 7.2) to End Users in accordance with the terms of this Agreement; (b) complete certain configuration measures, in accordance with and as contemplated by the Documentation; (c) distribute to End Users, exactly as provided by HCI, all Documentation and any HCI Provided Promotional Materials (defined in Section 9.2) provided by HCI with respect to the Software; and (d) install the Software on Business Partner's computer hardware and internal operating system(s) solely in the performance of Business Partner's duties as an authorized reseller hereunder and for the limited purposes of: (i) testing and evaluation of the Software; (ii) training Business Partner's personnel in the marketing, sales and support of the Software; and (iii) demonstrating and promoting the Software and Maintenance Services to qualified potential End Users. "Documentation" relates to a specific release of the Software and comprises either (i) instructions for its respective use, or (ii) descriptions of its operational and/or design characteristics. An "End User" is a person or entity who/that enters into a license for the Software with Business Partner as more fully described in Section 2.

2.     SUBLICENSE REQUIREMENTS.

        Under all circumstances, Business Partner will distribute the Software pursuant to a sublicense at least as protective of HCI's rights as this Agreement and which, at a minimum, contains the terms and conditions specified below ("End User License Agreement"). HCI reserves the right to notify Business Partner in the future of additional minimum terms and conditions required under this Section due to the changes made to the Software. HCI will provide reasonable notice to Business Partner of any such changes or updates. The following are required minimum terms and conditions:

          (i)    limit the deployment and use of the Software by the End User solely for its internal business or governmental operations;

          (ii)   prohibit transfer of title or any other transfer by the End User except for a temporary transfer in the event of a disaster or duplication of a reasonable number of backup, archival or disaster recovery copies;

          (iii)  prohibit any End User from any reverse-engineering, disassembly or decompilation of the Software;

          (iv)  indicate that the Software contains functionality that makes the Software inoperable after the expiration of certain time periods ("Time-based Deactivation Functions") unless an access code is entered in order to disable such functionality;

          (v)   require that End User comply with all relevant export laws and regulations to insure that the Software is not exported, directly or indirectly by End User, in violation of applicable law;

          (vi)  designate the Software as "Confidential Information" as defined under this Agreement, require End User to use a commercially reasonable degree of care to protect the Confidential Information of HCI, and prohibit End Users from, directly or indirectly, using or disclosing Confidential Information of HCI, except as authorized by the terms of this Agreement;

          (vii) specify HCI as a third party beneficiary to the End User License Agreement;

          (viii)   require, at the termination of the End User License Agreement, that End User discontinue use and destroy or return to Business Partner all copies of the Software;

          (ix)  state that HCI makes no direct warranty of any kind directly to End User under the End User License Agreement nor is HCI responsible for the provision of Maintenance Services directly to End User;

          (x)   disclaim HCI's liability for damages, whether direct or indirect, incidental or consequential, arising in connection with the Software or the End User License Agreement; and

          (xi)  in the case of sales in the United States, indicate that the Software is provided to the End User as a commercial item strictly under the terms and conditions of the End User License Agreement, includes only those rights customarily available to the public and End User is not authorized to permit disclosure by any agency or other part of the U.S. Federal Government that exceeds in any way the use and disclosure rights conveyed to End User in the End User License Agreement.

        Business Partner shall make no representations or warranties, on behalf of HCI, concerning or regarding the Software or Maintenance Services. Business Partner shall fully enforce its material rights under each End User License Agreement and Business Partner may not, without the prior written consent of HCI, waive any violation or breach of any minimum terms and conditions stated above.

3.     LICENSE GRANT LIMITATIONS.

        No source code is licensed or provided to Business Partner under this Agreement and this Agreement does not grant to Business Partner or End Users any right, title or interest therein or thereto. All rights not expressly granted under this Agreement are specifically reserved, including but not limited to, Business Partner shall not:

          (i)    appoint third parties to market, sublicense or otherwise distribute the Software;

          (ii)   manufacture, reproduce or sublicense the Software, except as otherwise expressly permitted herein;

          (iii)  develop or distribute of Derivative Works of the Software, except as otherwise expressly permitted herein;

          (iv)  decompile, reverse engineer, or make any other attempt to derive source code of the Software except as otherwise expressly permitted by law, and then only to the extent permitted by such law;

          (v)   distribute the Software to any third party who has not entered into an End User License Agreement; and

          (vi)  remove the patent, copyright, trade secret, trademark, or other proprietary protection legends or notices that appear on or in the Software.

4.     SOFTWARE DELIVERY.

        4.1   CURRENT VERSION FOR END USERS. Upon execution of this Agreement, HCI shall deliver to Business Partner a master copy of the Software. HCI shall deliver the Software in the manner specified as the Delivery Method in Part I of this Agreement which shall be either via download or on machine readable media, the latter to be on a FOB HCI's Colorado Headquarters basis for destinations within the United States, or on a FCA (Incoterms 2000) HCI's Colorado Headquarters basis for destinations outside the United States.

        4.2   RELEASES AND UPDATES. HCI shall furnish Business Partner with prior notice of the release of any Releases or Updates (as those terms are defined in HyperSpace Official Support Guide and Service Level Agreement) to the Software. HCI shall provide Business Partner with a copy of each Release or Update, in Object Code format along with any Documentation via CD ROM, electronic download or a comparable form of delivery. Business Partner will notify all of Business Partner's End Users of the availability of new Releases or Updates and Business Partner will be responsible for providing any related consulting and technical support therefor.

5.     PRICING; SALES CONFIRMATION FORM; PAYMENT; REPORTING; TAXES.

        5.1   SOFTWARE PRICING. Business Partner may sell the Software to End Users at any price equal to or above an amount equal to the percentage of MSRP specified on Schedule B of Part I for Software, and except for the foregoing, nothing in this Agreement shall be construed as requiring Business Partner to sell the Software at any specified price. HCI may modify its MSRP for the Software at any time by providing Business Partner's Designated Contact with a copy of its amended MSRP price list, and upon Business Partner's receipt thereof, all references in this Agreement to HCI's MSRP for the Software shall be deemed to refer to such amended MSRP price list. For each sale of any Software to an End User, Business Partner shall pay HCI in accordance with the Business Partner Pricing Schedule set forth in Part I.

        5.2   MAINTENANCE PRICING. Business Partner may provide Maintenance Services to End Users at any price equal to or above an amount equal to the percentage of MSRP specified on Schedule B of Part I for Maintenance, and except for the foregoing, nothing in this Agreement shall be construed as requiring Business Partner to sell Maintenance Services at any specified price. HCI may modify its MSRP for Maintenance Services at any time by providing Business Partner's Designated Contact with a copy if its amended MSRP price list, and upon Business Partner's receipt thereof, all references in this Agreement to HCI's MSRP for Maintenance Services shall be deemed to refer to such amended MSRP price list. For each sale of any Maintenance Services to an End User, Business Partner shall pay HCI in accordance with the Business Partner Pricing Schedule set forth in Part I.

        5.3   SALE CONFIRMATION FORM. Within five (5) Business Days of entering an End User License Agreement, Business Partner shall provide to HCI, addressed to HCI's Designated Contact, a Sale Confirmation Form in substantially the form set forth as Exhibit A, containing such information as may be required by HCI to identify serial numbers of machine and quantities of CPUs designated for use with respect to such End User. Each such Sale Confirmation Form shall pertain to no more than one End User.

        5.4   PAYMENT. HCI will invoice Business Partner for all HCI Software and Maintenance Services sold by Business Partner. Business Partner shall be solely responsible for payment of all invoices, notwithstanding the timing of or any failure by any End User to make payment to Business Partner. Except as may be specifically agreed to in writing, Business Partner will pay HCI for all HCI Software or Maintenance Services sold by Business Partner in the amounts set forth on Part I within forty five (45) days of the date of any invoice issued by HCI. In the event Business Partner fails to make timely payment of any amount due hereunder, Business Partner shall pay interest on such unpaid amounts at the rate of one and one-half percent (1.5%) per month (or the highest rate permitted by law, if lower), compounded monthly, from the date payment was due until the date paid. All payments made under this Agreement shall be in United States Dollars and payable in ready funds to HCI's designated United States bank account.

        5.5   REPORTING. Within fifteen (15) days of the end of each calendar month, Business Partner will provide HCI with a report of all sales of Software during such month, including the amounts payable to HCI pursuant to this Agreement, the version of the Software thereof (if applicable), the site(s) for installation and the number of users licensed, software maintenance agreements executed, renewed or canceled during such month related to the Software, all installation and consulting contracts executed with End Users during such month related to the Software, "go live" date of any End Users completed during the month, and all collections made by Business Partner with respect to the foregoing during such month.

        5.6   TAXES. Exclusive of taxes levied on HCI's net income, Business Partner shall be responsible for the payment of all federal, state or local sales, use, property, excise, service or other taxes associated with the sale or sublicense of the Software or any support, maintenance or consulting, fees, duties or other amounts, however designated, including value added and withholding taxes which are levied or based upon such charges or upon this Agreement.

6.     ACCESS CODES.

        6.1   USE OF TIME-BASED DEACTIVATION FUNCTIONS. BUSINESS PARTNER HEREBY ACKNOWLEDGES THAT IT IS AWARE THAT THE SOFTWARE CONTAINS FUNCTIONALITY THAT MAKES THE SOFTWARE INOPERABLE AFTER EXPIRATION OF CERTAIN PERIODS ("TIME-BASED DEACTIVATION FUNCTIONS") UNLESS SUCH FUNCTIONALITY IS DISABLED USING ACCESS CODES KNOWN ONLY TO HCI. FAILURE OF BUSINESS PARTNER TO PERFORM ITS PAYMENT AND REPORTING OBLIGATIONS HEREUNDER IN A TIMELY MANNER MAY RESULT IN THE INABILITY OF ITS END USERS TO OPERATE ANY SOFTWARE SOLD TO THEM BY BUSINESS PARTNER.

        6.2   PROVISION OF ACCESS CODES. Provided Business Partner is not in breach of this Agreement, the Sale Confirmation Form conforms with the requirements hereof, and the End User is not a Competitor (see Section 9.6), then, within five (5) business days of receipt of the Sale Confirmation Form, HCI will provide Business Partner with the applicable access code to disable Time-Based Deactivation Functions included within the Software sold to the End User identified on the Sale Confirmation Form. Should any of the foregoing conditions not exist, HCI shall have no obligation to provide Business Partner or the End User with the access code.

7.     IMPLEMENTATION, MAINTENANCE SERVICES TRAINING.

        7.1   END USER INSTALLATION, TRAINING AND IMPLEMENTATION SERVICES. Business Partner shall be responsible for providing installation, customer training and implementation services to all End Users of the Software under this Agreement. By mutual agreement of the parties, HCI may provide additional technical support to the Business Partner for installation and implementation services to End Users. In such situations, any such services provided by HCI hereunder shall be provided at HCI's customary and usual rates for such services. In all cases, the HCI shall provide installation and implementation services to End Users as a subcontractor to Business Partner. The parties shall, prior to the commencement of such services by HCI, mutually agree on an overall project budget for the provision of such services, including anticipated time commitments and out-of-pocket expenses for HCI personnel in connection with the furnishing of such technical services.

        7.2   MAINTENANCE SERVICES. Maintenance Services will be provided to Business Partner under the terms of this Agreement as further modified by the HyperSpace Official Support Guide and Service Level Agreement as it may be published from time to time. HCI may amend or alter the HyperSpace Official Support Guide and Service Level Agreement in its sole discretion provided such amendment or alteration is not inconsistent with the support level selected by Business Partner hereunder. In addition, HCI shall establish and maintain on-line web support for Business Partner and provide Business Partner access thereto.

        7.3   MAINTENANCE SERVICES SUPPORT LEVELS. Business Partner shall be responsible for all the Levels of Maintenance support to End Users specified on Schedule C of Part I and as further defined below. HCI shall be responsible for and shall provide those Levels of Maintenance support not otherwise provided by Business Partner pursuant to Schedule C of Part I. Nothing herein shall be construed so as to obligate HCI to provide Maintenance Services directly to any End User under this Agreement.

          (i)    Level 1: Receive the initial call from an End User, screen the call to determine if the End User is experiencing a Software error, prioritize the error, and create a report in accordance with the HyperSpace Official Support Guide and Service Level Agreement.

          (ii)   Level 2: In response to a call, error symptom replication, error isolation, known-issue determination, if applicable, and/or the distribution of any known corrections, workarounds, Updates or Releases.

          (iii)  Level 3: Verify error-replication configurations, conduct expert troubleshooting beyond Level 2 support, perform root-cause analysis, identify defective source code, provide corrections, workarounds, new Updates or Releases, and document confirmed field issues in error database.

        7.4   TRAINING. Business Partner shall ensure that its employees and other representatives are properly trained in accordance with the HCI Training and Certification Guide in effect from time to time during the Term of this Agreement. For purposes of the foregoing, HCI will, at HCO cost, make available to Business Partner sales and technical training courses held at HCI's facilities. Business Partner shall bear all costs and expenses incurred by its personnel in attending such training. Business Partner may request that HCI provide such training courses at Business Partner's headquarter facilities.

8.     LIMITED WARRANTY.

        HCI warrants that the Software will perform in all material respects in accordance with HCI's Documentation applicable thereto. However, HCI does not warrant that the Software is free from all defects, bugs, errors, or omissions.

9.     MARKETING AND PROMOTIONAL MATERIALS.

        9.1   PLANS. On at least a quarterly basis, HCI and Business Partner shall discuss: (i) Business Partner's marketing plans, specifically identifying the market opportunities, prospective End User opportunities, strategies, tactics, resources, manpower and timetables for marketing the Software; and (ii) Business Partner's non-binding forecast for expected sales by Business Partner to End Users during such quarter. HCI may elect to participate in sales or marketing events with Business Partner, in which case, the parties shall cooperate in good faith with respect thereto.

        9.2   PROMOTIONAL MATERIALS. HCI shall provide Business Partner, at no cost to Business Partner, up to 25 copies of such promotional materials with respect to the Software as HCI generally makes available to its resellers ("HCI Provided Promotional Materials"), with additional copies thereof available at Business Partner's cost. Additionally, soft-copy master files in PDF (Portable Document Format) form of each promotional material, to the extent applicable and possible, shall be provided to Business Partner in support of Business Partner's marketing/promotional efforts. Materials prepared and/or used by Business Partner in support of Business Partner's marketing/promotional efforts that refer to HCI Trademarks or the Software shall be subject to HCI's prior written approval before first use. The foregoing restriction shall not apply to Business Partner's use of HCI Provided Promotional Materials if they are used in the form originally provided by HCI.

        9.3   MARKETING OBLIGATIONS. Business Partner will: (i) contact End Users and potential End Users in the Territory for purposes of promoting the Software; (ii) cooperate with any promotional, marketing or advertising programs sponsored by HCI in the Territory; (iii) maintain such organization and resources as necessary for performance of Business Partner's obligations under this Agreement; and (iv) give prompt attention to any complaints arising out of or in connection with Business Partner's activities hereunder.

        9.4   MAINTENANCE SERVICES REFERRALS TO HCI. With respect to End Users that are not offered Maintenance Services by Business Partner or which elect not to acquire Maintenance Services from Business Partner, Business Partner shall refer such End Users directly to HCI, and HCI may negotiate and enter an agreement with, or otherwise provide Maintenance Services to, any such End User in its sole discretion. Business Partner hereby acknowledges and agrees that it shall not be entitled to any compensation, payment or other remuneration for any Maintenance Services performed by HCI in connection with any such referral.

        9.5   EVALUATION VERSIONS. Upon receipt of a request (on-line or otherwise) by a prospective End User for a license to the Software in order to evaluate the Software for a limited time at no charge, Business Partner may either: (i) itself deliver the Software to the prospective End User for a thirty (30) day evaluation period, or (ii) direct any such prospective End User to HCI's website in order to utilize the process on that website to download an evaluation version of the Software. In the case of (i) above, prior to delivering the Software, Business Partner shall enter into an End User License Agreement under the terms set forth in Section 2, but with a further limitation that the End User may use the Software only to the extent necessary for demonstration and evaluation of the Software within its organization, and for negotiations, discussions, and consultations with personnel or authorized representatives of Business Partner. Business Partner shall provide HCI notice of any licenses granted by Business Partner under the terms of this Section 9.5. The access codes to disable the Time-Based Deactivation Functions for any license granted under (i) above must be obtained directly from HCI.

        9.6   SALES TO HCI COMPETITORS; COMPETITIVE PRODUCTS. Business Partner agrees that it shall not sell, promote, market or distribute the Software to any Competitor without the prior written consent of HCI. A "Competitor" is any entity or person engaged in activity related to the research or development, or the marketing or sale, of any products or services using technology or technologies similar in the design or functionality to the current proprietary technology of HCI, including those identified from time to time by HCI in writing to Business Partner. Business Partner shall disclose to HCI any and all products sold, promoted, marketed, or distributed by Business Partner which compete, directly or indirectly, with any product or service of HCI, and Business Partner shall not sell, promote, market or distribute, without the prior written consent of HCI, products or services that compete with HCI products or services.

        9.7   REFERENCES. HCI may disclose the existence of this Agreement and Business Partner's appointment as an authorized reseller of the Software and Maintenance Services to any third party without the consent of Business Partner. HCI may from time to time request from Business Partner's permission to use Business Partner and/or Business Partner's End Users as reference and/or performance case studies. Granting of such permission will be at Business Partner's sole discretion and HCI will seek such permission in writing from Business Partner. Business Partner agrees to not unreasonably withhold such permission.

10.   IMPACT OF TERMINATION ON END USERS.

        In the event of termination of this Agreement under Part III, Section 8, in whole or in part, any End User License Agreement granted by Business Partner prior to such termination, shall survive and continue. Upon termination or expiration of this Agreement pursuant to the terms hereof, all grants of licenses of the Software to Business Partner shall cease and, subject to the terms hereof, all obligations of the parties shall thereafter be terminated (other than payment or monetary obligations accrued to the date of such termination or obligations which by the express terms of this Agreement shall survive termination); provided, however, that the Maintenance obligations of HCI pursuant to this Part II, Section 7.2 with respect to the Software sold to and installed with End Users prior to the date of termination shall continue for a period of one (1) year after the date of termination of this Agreement. Except as specified above, Business Partner will immediately discontinue the distribution and licensing of the Software, and return or destroy within thirty (30) days all copies of the Software and Confidential Information provided by HCI, with the exception that Business Partner may retain a reasonable number of copies of the Software for the sole use of supporting existing End Users. In the event Business Partner elects to destroy copies of the Software in lieu of its return, Business Partner shall certify to HCI in writing within ten (10) days after the period specified above has elapsed that all copies, except as herein allowed, that have not been returned have been destroyed.

EXHIBIT A

Sale Confirmation Form

Limit form to one (1) Software product and Version sold to an End User
Limit form to one (1) End User
HyperSpace will invoice Business Partner following receipt of this form.

Business Partner's Name:
Business Partner Contact Person:
Business Partner Contact Telephone:
Date of Notice:
Name of Customer (End User):
Address of Customer:
Address of Customer:
City, State, Zip of Customer:
Country of Customer:
Customer Contact Person:	Title:
Customer Contact Telephone:	Fax:
Product/Version Sold:
Target Operating System:
Target Web Server (if applicable):
Quantity of CPUs Sold:	Respective Qty of Machines:
List of CPU or Corresponding Hardware Serial Numbers (use additional sheet if necessary):
Total Value of the License Sale ($):
Maintenance/Support Selected (Standard or Premium):
Total Value of Annual Maintenance/Support Fee ($):
Comments or Other Relevant Information:

PART III—BUSINESS PARTNER GENERAL TERMS

1.     CONFIDENTIAL INFORMATION.

        1.1   CONFIDENTIAL INFORMATION DEFINED. Each party to this Agreement may furnish the other party to this Agreement with certain proprietary or nonpublic information (the "Disclosed Information"). The furnishing party shall be the "Discloser" and the receiving party shall be the "Recipient." For purposes of this Agreement, "Confidential Information" is defined as:

          (i)    Disclosed Information in printed, written, graphic, photographic or other tangible form marked as "Confidential," "Proprietary," "Private," "Restricted," or "Trade Secret" by Discloser;

          (ii)   Disclosed Information in oral or demonstrative form, that, due to either the circumstance of disclosure or the nature of the information itself, would put a reasonable recipient on notice as to its potential confidential nature;

          (iii)  Disclosed Information relating to unreleased products;

          (iv)  The terms and conditions of this Agreement; and

          (v)   HCI Technology (see Section 3.1).

        1.2   STANDARD OF CARE; EXCLUSIONS. The Recipient will use the same care to avoid disclosure, publication or dissemination of such Confidential Information as it uses with its own similar confidential information which it does not wish to disclose, publish or disseminate, but such standard of care shall, in no event be less than a reasonable standard of care. The Confidential Information, including any trade secret, confidential and/or proprietary information contained therein within the Confidential Information, is not to be disclosed to any persons other than the employees of the Recipient. However, Confidential Information may be disclosed to counsel, consultants, subcontractors or agents of the Recipient (if any) who have a need to know, have been instructed that it is Confidential Information, and who are under an obligation of nondisclosure requiring at least a reasonable standard of care. All Confidential Information remains the property of the Discloser and, except as otherwise provided in this Agreement, all Confidential Information is provided by the Discloser on an "as is" basis. The obligations of Recipient with respect to any particular portion of Confidential Information shall terminate (or shall not attach), as the case may be, when any of the following occurs:

          (i)    It was in the public domain at the time of the Discloser's communication thereof to the Recipient;

          (ii)   It entered the public domain through no fault of the Recipient subsequent to the time of the Discloser's communication thereof to the Recipient;

          (iii)  It was in the Recipient's possession free of any obligation of confidence at the time of the Discloser's communication thereof to the Recipient;

          (iv)  It was independently developed by the Recipient; or

          (v)   Its disclosure is required by law, valid subpoena, or court or government order, provided, however, that the Recipient provides prompt notice of such required disclosure order and, at Discloser's request and expense, cooperate in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

        1.3   INJUNCTIVE RELIEF. The parties stipulate and agree that a breach of the confidentiality obligations by the Recipient shall cause immediate and irreparable monetary damage to the Discloser and shall entitle the Discloser to injunctive relief in addition to all other remedies.

2.     ADDITIONAL OBLIGATIONS OF THE PARTIES.

        2.1   COMPLIANCE WITH SECURITY REQUIREMENTS. When on the premises of the other party, each party agrees that all its personnel will at all times comply with all security requirements and reasonable workplace standards of the other party in effect at such premises.

        2.2   PERSONNEL TAXES AND BENEFITS. Each party shall be responsible for all of its respective employee-related benefits and employment taxes, payroll taxes, unemployment insurance premiums, worker's compensation insurance costs and other similar taxes and costs impose by law applicable to their respective personnel performing under this Agreement.

        2.3   COMPLIANCE WITH APPLICABLE LAWS. In connection with its marketing of the Software hereunder, both parties shall be responsible for and shall comply with any and all applicable laws, statutes, regulations, rules, ordinances and orders imposed or ordained by any government, political subdivision thereof, or any agency of the foregoing, and shall commit no act or fail to act where such commission or failure would violate any such applicable law, statute, regulation, rule, ordinance or order. In addition, both parties shall, at their own expense, make, obtain and maintain in force at all times all filings, registrations, reports, licenses, permits and authorizations with any applicable government, political subdivision thereof, or any agency of the foregoing, required under any such applicable law, statute, regulation, rule, ordinance or order.

3.     OWNERSHIP OF TECHNOLOGY; TRADEMARK LICENSE.

        3.1   OWNERSHIP. HCI shall retain all right title and interest in the Software, and HCI Technology, as well as any derivative works thereof, including all intellectual property rights therein and thereto. "HCI Technology" means all of HCI's know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software and associated documentation, files, data-bases, and works of authorship.

        3.2   TRADEMARK LICENSE. During the term of this Agreement, HCI hereby grants to Business Partner, and Business Partner hereby accepts, on the terms and conditions set forth below and for the Term of the Agreement, the limited, non-transferable, non-exclusive, royalty-free license to use, solely in conjunction with and to facilitate Business Partner's performance under the Agreement, the trademarks, marks, trade names, logos and other product and company identifiers of HCI that HCI may adopt from time to time (the "HCI Trademarks"). HCI expressly reserves the right to revoke the license granted under this section as it pertains to a particular use or uses of the HCI Trademarks that HCI may, in its sole discretion, find objectionable. Except as expressly set forth in this section, nothing herein shall grant to Business Partner any right, title or interest in or to the HCI Trademarks, whether or not specifically recognized or perfected under applicable laws, and Business Partner irrevocably assigns to HCI all such right, title and interest that it may acquire. Upon thirty (30) days prior written notice, HCI may require that Business Partner substitute alternative trademarks, marks, trade names, logos and/or other product and company identifiers of HCI for any or all of the HCI Trademarks.

        3.3   NO OTHER LICENSES. Except as explicitly set forth herein, nothing contained in this Agreement shall be construed as granting or conferring, by implication, estoppel or otherwise, any license, interest or right whatsoever to any intellectual property rights or Confidential Information of HCI, whether now existing or hereafter obtained, and no such license or other right shall arise from this Agreement or from any acts or omissions in connection with the execution of this Agreement or the performance of the obligations of the parties hereunder.

4.     RECORDS; AUDIT OF RECORDS.

        4.1   Business Partner shall make and maintain until the expiration of three (3) years after the last payment under this Agreement is due to HCI, true and complete books, records and accounts regarding its receipt of any and amounts due in connection with its sale of the Software and related maintenance and support fees in order to calculate and confirm its payment related thereto. Upon reasonable prior notice, HCI shall have the right, exercisable not more than once every twelve (12) months, to audit such books, records and accounts during such Business Partner's normal business hours to verify reports and payments provided pursuant to this Agreement. If any such examination discloses a shortfall in payments due HCI hereunder, such amounts shall be paid immediately by Business Partner as well as interest on such unpaid amounts at the rate of one and one-half percent (1.5%) per month (or the highest rate permitted by law, if

SECTION 5. INDEMNIFICATION.

        5.1   BUSINESS PARTNER INDEMNIFICATION. Business Partner agrees to indemnify and hold HCI, including its agents, directors, officers, and employees, harmless against, and will reimburse HCI for, any payment, loss, cost, expense or claim (including reasonable attorneys' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost, expense or claim) incurred by HCI from any third party claim or suit asserted against HCI at any time after the execution of this Agreement in respect of:

          5.1.1   The damage to real and/or tangible personal property and the death or bodily injury of any agent, employee or customer of Business Partner or HCI arising pursuant to the performance of Business Partner's obligations under this Agreement, to the extent such damage, death or bodily injury is proximately caused by the negligence or willful misconduct of Business Partner or Business Partner's employees and agents;

          5.1.2   The infringement by Business Partner of the intellectual property of any third party resulting from the performance of Business Partner hereunder or of the performance and/or services rendered by Business Partner under its own separate agreement with an End User; and

          5.1.3   Any alleged or actual misrepresentation by Business Partner of the functions of the Software, provided such misrepresentation was not induced or encouraged by HCI.

        5.2   HCI INDEMNIFICATION. HCI agrees to indemnify and hold Business Partner, including its agents, directors, officers, and employees, harmless against, and will reimburse Business Partner for, any payment, loss, cost, expense or claim (including reasonable attorneys' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost, expense or claim) incurred by Business Partner from any third party claim or suit asserted against Business Partner at any time after the execution of this Agreement in respect of:

          5.2.1   the damage to real and/or tangible personal property and the death or bodily injury to any agent, employee or customer of Business Partner or HCI, arising pursuant to the performance of HCI' obligations under this Agreement to the extent such damage, death or injury is proximately caused by the negligence or willful misconduct of HCI or its employees and agents; and

          5.2.2   any loss, cost, damage, liability, or expense (including reasonable legal fees) suffered or incurred by Business Partner or, in the case of a Reseller or OEM Business Partner, an End User in connection with (A) any patent, copyright or other intellectual property infringement claim by any third party with respect to the Software or (B) any claim that the Software does not work for the use intended so long as such claim is not the result of a representation made by Business Partner to an End User that is not supported by the Documentation or HCI Provided Promotional Materials, or is not otherwise authorized by HCI. HCI shall have no liability for any claims of infringement that are based on (i) a modification to Software, (ii) the use of a prior or modified release if the infringement claim could have been avoided by the use of a current unmodified release, or (iii) upon a use of the Software in a manner not contemplated within the Documentation. HCI further agrees that if Business Partner's End User is prevented from using the Software due to an actual or claimed infringement under this section, then at HCI's option, HCI shall promptly either:

            (i)    Procure for Business Partner on behalf of its End User, at HCI's expense, the right to continue to use the Software;

            (ii)   Replace or modify the Software, at HCI's expense, so that the Software become non-infringing; or

            (iii)  Require that Business Partner terminate the End User License Agreement as it relates to the infringing Software at which time HCI will return any license fees paid by Business Partner related to the infringing Software in the event that neither (i) or (ii) are reasonably feasible.

    Subject to the procedures specified below, this Section 5.2.2 shall constitute HCI's sole and entire obligation to Business Partner or its End User with respect to any claim of infringement.

        5.3   PROCEDURES. The following procedures shall apply with respect to any actual or potential claim against which a party hereto is indemnified (hereinafter the "Indemnified Party") by the other party (hereinafter the "Indemnifying Party") under Sections 5.1 and 5.2 hereof.

          5.3.1   Within ten (10) days after the Indemnified Party first receives notice of a claim, it shall give written notice to the Indemnifying Party of such claim in reasonable detail. Provided that the failure to give notice shall not relieve a party of liability for indemnification except to the extent the Indemnified Party is prejudiced thereby.

          5.3.2   The Indemnifying Party shall have the exclusive right, at its sole cost, expense and liability to litigate, defend, settle or otherwise resolve such claim, provided however, the Indemnifying Party is not precluded from disputing liability if the facts ultimately show that the liability is not properly subject to indemnification. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding. The Indemnified Party, however, may elect, at any time and at its sole cost, expense and ultimate liability, to likewise resolve such claim, provided however, such election shall be deemed (i) a release of the Indemnifying Party of all liability and responsibility it otherwise would have in respect of the claim; and (ii) agreement by the Indemnified Party to defend and indemnify the Indemnifying Party against all such liability it may have in connection with the claim.

          5.3.3   Business Partner and HCI shall fully cooperate with each other in connection with any such litigation, defense, settlement or other attempted resolution, and in any event, each party shall have the right to select co-counsel at its sole cost and expense and to consult with counsel for the Indemnifying Party.

SECTION 6. WARRANTY EXCLUSION.

        EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED CONCERNING THE SOFTWARE OR ANY INFORMATION OR MATERIALS PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

SECTION 7. LIMITATION ON LIABILITY.

        7.1   EXCEPT FOR CLAIMS FOR INDEMNIFICATION, BREACH OF PROPRIETARY RIGHTS AND CLAIMS FOR BREACH OF CONFIDENTIALITY, THE LIMIT OF EACH PARTY'S LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY IN TORT OR BY STATUTE OR OTHERWISE) TO THE OTHER OR TO ANY THIRD PARTY CONCERNING PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT, OR IN ANY MANNER RELATED TO THIS AGREEMENT, FOR ANY AND ALL CLAIMS SHALL NOT IN THE AGGREGATE EXCEED THE MONETARY AMOUNTS PAID OR DUE BY EITHER PARTY UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE LOSS, DAMAGE OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) EVEN IF IT HAS BEEN ADVISED OF THEIR POSSIBLE EXISTENCE. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY EXCLUSIVE REMEDY IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

        7.2   The allocations of liability in this Section 7 represent the agreed and bargained for understanding of the parties and each party's compensation hereunder reflects such allocations.

SECTION 8. TERM AND TERMINATION.

        8.1   TERM. The term of this Agreement shall commence on the Effective Date and shall expire on the first anniversary of the Effective Date (the "Initial Term"). Upon the expiration of the Initial Term, or any Subsequent Term (as defined herein), this Agreement shall automatically renew for an additional one (1) year term (each, a "Subsequent Term") unless either party notifies the other party in writing it does not want the Agreement to renew at least thirty (30) days prior to the expiration of the then-current Term. As used herein "Term" shall mean the Initial Term and all Subsequent Terms collectively.

        8.2   MATERIAL BREACH. In the event that either party wishes to terminate this Agreement due to a material breach of any term, condition or provision of the Agreement by the other party, the non-breaching party shall provide written notice of the reason or reasons therefore and the termination shall become effective upon the thirtieth day following the date of such notification. However, if the breaching party has cured such breach before the end of such thirty (30) day period to the reasonable satisfaction of the notifying party, the Agreement shall continue in full force and effect.

        8.3   CHANGE IN CONTROL. HCI may immediately terminate this Agreement upon a Change in Control of Business Partner which HCI reasonably deems adverse to its interests. For purposes of this Agreement, "Change in Control" shall mean (a) the direct or indirect acquisition of either the majority of the voting stock of Business Partner or all or substantially all of the assets of Business Partner, by another entity in a single transaction or series of related transactions; or (b) Business Partner is merged with, or into, another entity.

        8.4   TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement for convenience upon the giving of ninety (90) days prior written notice.

        8.5   EFFECT OF TERMINATION. Neither termination nor expiration shall relieve either party from the duty to discharge in full all obligations accrued up to the effective date of termination or expiration. All sums owed by either party to the other shall become due and payable immediately upon the effective date of termination. In addition to any other obligations of Business Partner related to the termination of this Agreement, within thirty (30) days after the effective date of termination or expiration, Business Partner shall return to HCI or destroy (and provide certification of its destruction) all copies of the Software, price lists, catalogs, training manuals, advertising materials and any other material which may contain Confidential Information received from HCI. Further, Business Partner shall remove all reference to HCI from Business Partner's business cards, business forms, advertising literature, website, and place of business and shall not thereafter use any name, trademark, trade name, service mark, slogans or logo suggesting that Business Partner has any relationship with HCI.

        8.6   AVAILABLE REMEDIES. Termination of this Agreement in accordance with this Section 8 shall not limit the terminating party from pursuing any other remedies otherwise available to it at law or in equity, including injunctive relief, and not otherwise precluded by this Agreement.

SECTION 9. GOVERNING LAW; DISPUTE RESOLUTION.

        This Agreement shall be governed for all purposes by and construed in accordance with the laws of the State of Colorado, United States of America, without regard to the conflicts of laws principles thereof. The United Nations Convention on Contracts for the International Sale of Goods specifically does not apply. Any action or proceeding arising from or relating to this Agreement must be submitted to a panel of three (3) arbitrators appointed and operating under the Federal Arbitration Act and the Commercial Rules of Arbitration of the American Arbitration Association. The place of arbitration shall be Denver, Colorado and the language of the arbitration shall be English. The parties shall each select one arbitrator and those two arbitrators shall select the third arbitrator. The written decision of the arbitrators shall be final, binding, and convertible to a Court judgment in any appropriate jurisdiction. The arbitration hearing and its results shall be treated as confidential. Nothing in this Section shall be construed to reduce either party's right to seek injunctive relief.

SECTION 10. FORCE MAJEURE.

        Neither party shall be in default under this Agreement by reason of its delay in the performance of, or failure to perform, any of its obligations under this Agreement, if, and to the extent that, such delay or failure is caused by general disruption or slow speed of the Internet, break-downs of security or introduction of computer viruses (and the like) by third parties, strikes, natural disasters, acts of the public enemy or government actions or acts of terrorism. Upon claiming any excuse or delay under this Section, such party shall promptly notify the other party, use reasonable efforts to remove the cause, and continue its performance under this Agreement whenever the cause is removed.

SECTION 11. ASSIGNMENT.

        Business Partner may not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of HCI, which is not to be unreasonably withheld. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns permitted hereunder.

SECTION 12. EXPORT COMPLIANCE.

        Business Partner shall not export, re-export, or otherwise transmit, directly or indirectly, any software, information, data, or other materials received under this Agreement except in full compliance with all United States and other applicable acts, laws, and regulations.

SECTION 13. USE OF PURCHASE ORDERS.

        Any purchase order or other instrument of Business Partner provided prior to the acceptance of this Agreement or accompanying either an Order Form or a Business Partner payment is for Business Partner's internal use only and its terms shall not alter or amend the terms of this Agreement, and any additional or varying terms contained in such instrument are expressly rejected.

SECTION 14. RELATIONSHIP OF PARTIES.

        The relationship of the parties pursuant to this Agreement is that of independent contractors, and nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between HCI and Business Partner. Neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Except as specifically set forth herein, neither party shall have power to control the activities and operations of the other. Neither party shall have any power or authority to bind or commit the other.

SECTION 15. NOTICES.

        All notices, requests, claims, and other communications hereunder shall be in writing and shall be delivered by hand, international courier, or confirmed facsimile, addressed as set forth on Part I of this Agreement, and shall be deemed to have been duly given (i) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission, provided that a copy of the communication is also sent by overnight courier; (ii) in the case of delivery by an overnight carrier, upon the date of delivery indicated in the records of such carrier; and (iii) in the case of delivery by hand, when delivered by hand.

SECTION 16. US GOVERNMENT RIGHTS.

        The Software are provided to Business Partner as a commercial item strictly under the terms and conditions of this Agreement and include only those rights customarily available to the public. The Business Partner is not authorized to permit disclosure by any agency or other part of the U.S. Federal Government that exceeds in any way the use and disclosure rights conveyed to Business Partner in this Agreement.

SECTION 17. PRESS RELEASES.

        Neither party may issue any press release in connection with this Agreement without obtaining the prior written consent of the other party. However, HCI shall have the right to refer to Business Partner as a representative of HCI and may issue, among its regular press releases, information announcing Business Partner as a participant in the relationship contemplated by this Agreement.

SECTION 18. WAIVER & AMENDMENT.

        This Agreement may be amended only by an agreement in writing executed by the parties. No party to this Agreement shall be deemed to have waived any rights under, or as the result of any default under or breach of, this Agreement unless the waiver is set forth in writing and signed by the party. Any waiver of any default or breach of this Agreement shall not be construed to constitute a waiver of any other default or breach whether similar or not.

SECTION 19. GENERAL.

        The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part of, or affect the construction or interpretation of, the provisions of this Agreement. If any term, clause or provision of this Agreement is at any time judged to be invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be considered to have been deleted from this Agreement. This Agreement, including the Parts and Exhibits which are incorporated by reference, contain the entire agreement of the parties and supersede any and all prior representations or agreements, whether oral or written, relating to the subject matter of this Agreement.

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